       As filed with the Securities and Exchange Commission on November 29, 2001
                                                           Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                               AVANEX CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                                    94-3285348
--------------------------              ----------------------------------------
 (State of Incorporation)               (I.R.S. Employer Identification Number)

                            40919 Encyclopedia Circle
                            Fremont, California 94538
                    (Address of Principal Executive Offices)

                               ------------------

                        LambdaFlex, Inc. 2000 Stock Plan
                           1998 Stock Plan, as amended
                        1999 Employee Stock Purchase Plan
                            1999 Director Option Plan

                            (Full title of the plans)

                               ------------------

                                   Paul Engle
                      President and Chief Executive Officer
                               Avanex Corporation
                            40919 Encyclopedia Circle
                            Fremont, California 94538
                     (Name and address of agent for service)
                                 (510) 897-4188
          (Telephone number, including area code, of agent for service)

                               ------------------

                                    Copy to:
                                 Mark Bertelsen
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                    Amount            Proposed Maximum       Proposed Maximum
        Title of Securities to                      to be              Offering Price       Aggregate Offering       Amount of
              be Registered                       Registered              Per Share               Price           Registration Fee
====================================================================================================================================
Common Stock, $0.001 per share par value:
Outstanding under the LambdaFlex, Inc.
2000 Stock Plan (1)                              106,804 shares           $0.39(2)                 41,653.56          $   11.00
Common Stock, $0.001 per share par value:
To be issued under the 1998 Stock Plan,
as amended                                       614,619 shares           $4.90(3)              3,011,633.10          $  753.00
Common Stock, $0.001 per share par value:
To be issued under the 1998 Stock Plan,
as amended                                     2,585,614 shares           $7.47(4)             19,314,536.58          $4,829.00
Common Stock, $0.001 per share par value:
To be issued under the 1999
Employee Stock Purchase Plan                     653,108 shares           $7.47(4)              4,878,716.76          $1,220.00
Common Stock, $0.001 per share par value:
To be issued under the 1999
Director Option Plan                             150,000 shares           $7.47(4)                 1,120,500          $  281.00

----------
(1) Pursuant to the Agreement and Plan of Reorganization dated as of October 18, 2001, by and among Avanex Corporation (the "Registrant"), Lima Acquisition Corporation, LambdaFlex, Inc. ("LambdaFlex"), Ming Li, Song Peng and William Wu as Securityholder Agent, the Registrant assumed all of the outstanding options to purchase the Common Stock of LambdaFlex under the LambdaFlex, Inc. 2000 Stock Plan, and such options became exercisable (when vested) to purchase shares of the Registrant's Common Stock, subject to the appropriate adjustments to the number of shares and exercise price of each assumed option.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $.39 per share.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $4.90 per share.
(4) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 21, 2001.

                               AVANEX CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information.
         ----------------

       Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

       Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

       There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

       1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Commission on September 17, 2001 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the Commission on November 8, 2001 pursuant to the Exchange Act.

       3. The Registrant's Current Report on Form 8-K filed with the Commission on October 23, 2001.

       4. The Registrant's Current Report on Form 8-K filed with the Commission on August 6, 2001.

       5. The Registrant's Current Report on Form 8-K filed with the Commission on August 2, 2001.

       6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on January 26, 2000 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

       7. The description of the Registrant's Preferred Stock Rights Agreement contained in the Company's Registration Statement on Form 8-A filed on August 24, 2001 pursuant to Section 12(g) of the Exchange Act.

       In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       The validity of the shares of common stock offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Registration Statement an investment partnership affiliated with Wilson Sonsini Goodrich & Rosati beneficially owns an aggregate of 8,168 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful". With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

       The Eighth Article of the Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

       Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

       The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

       The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the 1933 Securities Act, as amended.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not Applicable.

Item 8.  Exhibits.
         --------

    Exhibit
   ---------
    Number                        Description
   ---------      ---------------------------------------------
      4.1         LambdaFlex, Inc. 2000 Stock Plan
      4.2*        1998 Stock Plan, as amended
      4.3**       1999 Employee Stock Purchase Plan
      4.4***      1999 Director Option Plan
      5.1         Opinion of counsel as to legality of securities being
                  registered
      23.1        Consent of Independent Auditors
      23.2        Consent of counsel (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-6)

*Incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-92097).
**Incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-92097).
***Incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-92097).

Item 9.  Undertakings.
         ------------

a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Fremont, State of California, on November 29, 2001.

                           AVANEX CORPORATION

                           By:       /s/Paul Engle
                                 -----------------------------------------------
                                 Paul Engle, President and
                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Engle and Jessy Chao and each of them, his true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on November 29, 2001 by the following persons in the capacities indicated.

                   Signature                                         Title
---------------------------------------------    --------------------------------------------------------------------------
/s/Walter Alessandrini                           Chairman of the Board of Directors
---------------------------------------------    (Principal Executive Officer)
Walter Alessandrini

/s/Jessy Chao                                    Vice President, Finance and Chief Financial Officer
---------------------------------------------    (Principal Financial and Accounting Officer)
Jessy Chao

/s/Paul Engle
---------------------------------------------
Paul Engle                                       President, Chief Executive Officer and Director

/s/Xiaofan Cao                                   Senior Vice President, Business Development, Chief Technology Officer and
---------------------------------------------    Director
Xiaofan Cao

/s/Todd Brooks
---------------------------------------------
Todd Brooks                                      Director

/s/Vint Cerf
---------------------------------------------
Vint Cerf                                        Director

/s/Joel Smith
---------------------------------------------
Joel Smith                                       Director

/s/Federico Faggin
---------------------------------------------
Federico Faggin                                  Director

                                INDEX TO EXHIBITS

    Exhibit
   ---------
     Number                          Description
   ---------      --------------------------------------------------------------
      4.1         LambdaFlex, Inc. 2000 Stock Plan
      4.2*        1998 Stock Plan, as amended
      4.3**       1999 Employee Stock Purchase Plan
      4.4***      1999 Director Option Plan
      5.1         Opinion of counsel as to legality of securities being
                  registered
      23.1        Consent of Independent Auditors
      23.2        Consent of counsel (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-6)

*Incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-92097).
**Incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-92097).
***Incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-92097).